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                                                                EXHIBIT 3(i)


                    RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE GEON COMPANY


                         It is hereby certified that:

                         FIRST: The present name of the corporation
            (hereinafter called the "Corporation") is THE GEON COMPANY, which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is February 11, 1993.

                         SECOND: The provisions of the certificate of
            incorporation of the Corporation as heretofore amended and supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled RESTATED CERTIFICATE OF INCORPORATION OF THE GEON COMPANY without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented, and the provisions of said single instrument hereinafter set forth.

                         THIRD: The restatement of the Restated Certificate of
            Incorporation herein certified has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.


                         FOURTH: The certificate of incorporation of the
            Corporation, as restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:


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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                THE GEON COMPANY

                             ___________________


             FIRST: The name of the Corporation is:

                                THE GEON COMPANY

             SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of Newcastle. The name of its registered agent at such address is Corporation Trust Company.


              THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.


              FOURTH: The total authorized capital stock of the Corporation shall be one hundred and ten million (110,000,000) shares consisting of one hundred million (100,000,000) shares of common stock, par value ten cents ($.10) per share (the "Common Stock"), and ten million (10,000,000) shares of series preferred stock, par value ten cents ($.10) per share (the "Series Preferred Stock").


               The preferences, relative, participating, optional or other special rights, qualifications, limitations, restrictions, voting powers and privileges of each class of the Corporation's capital stock shall be as follows:


                                I. COMMON STOCK

             (a) Issuance: Common Stock may be issued from time to time in such amounts and for such purposes as shall be determined by the Board of Directors of the Corporation.


               (b) Voting Rights: Except as otherwise required by law and the provisions of this Certificate of Incorporation and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series


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of the Series Preferred Stock, the holders of the Common Stock of the
Corporation possess full voting power for the election of directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held by such holder.


               (c) Dividends: Subject to the requirements of law, this Certificate of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or modifying any series of the Series Preferred Stock, the holders of Common Stock shall, after payment in full of all dividends to which holders of the Series Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors of the Corporation out of funds legally available therefor.


               (d) Liquidation: Subject to the requirements of law, this Certificate of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or modifying any series of the Series Preferred Stock, the holders of the Common Stock shall, in the event of any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary, and after all holders of the Series Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the Corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock.


                           II. SERIES PREFERRED STOCK

              (a) issuance: The Series Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.


               (b) Authority Of the Board Of Directors: The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of any series of the Series Preferred Stock, to the extent not fixed by the provisions hereinafter set forth or otherwise provided by law, to determine that any series of the Series Preferred Stock shall be without voting powers and to fix and state the voting powers, full or limited, if any, the designations, powers, preferences and relative, participating, optional and other special rights, if any, of the shares of each series of the Series Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following:


       (i) the number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the


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Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive name and serial designation thereof;


       (ii) the annual dividend rate or rates and the date on which the first dividend on shares of such series shall be payable and all subsequent dividend payment dates;


        (iii) whether dividends are to be cumulative or non-cumulative, the participating or other special rights, if any, with respect to the payment of dividends and the date from which dividends on all shares of such series issued prior to the record date for the first dividend shall be cumulative (such dividends shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law);


        (iv) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices appli-cable only to redemption for a sinking fund (which terms as used in this clause shall include any fund or provisions for the periodic purchase or retirement of shares), and a different redemption price or scale of redemption prices applicable to any other redemption;


        (v) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;


        (vi) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for, or shall have rights to purchase or other privileges to acquire shares of stock of any other class or of any other series of the same or any other class, including the price or prices or the rate or rates of conversion, exchange, purchase or acquisition and the terms of adjustment, if any;


        (vii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption, or


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   other acquisition of, the Common Stock or any other series or class of stock of the Corporation ranking junior to the shares of such series, either as to dividends or upon liquidation; and


        (viii) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock of any class (including additional shares of such series of the Series Preferred Stock) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation.


               Each share of each series of the Series Preferred Stock shall have the same relative rights and be identical in all respect with all the other shares of the same series, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon shall be cumulative. Except as otherwise provided by law or specified in this Article FOURTH, any series of the Series Preferred Stock may differ from any other series with respect to any one or more of the voting powers, designations, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof.


               (c) Dividends: Before any dividends on any class of stock of the Corporation ranking junior to the Series Preferred Stock (other than dividends payable in shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock) shall be declared or paid or set apart for payment, the holders of shares of each series of the Series Preferred Stock shall be entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions.


               (d) Liquidation: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock, the holders of the shares of each series of the Series Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series


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Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph (d), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.


               (e) The term "junior stock", as used in relation to the Series Preferred Stock, shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which by its terms shall rank junior to the Series Preferred Stock as to dividends and as to the distribution of assets on liquidation.


               (f) Before the Corporation shall issue any shares of the Series Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its Chief Executive Officer, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the registered office of the Corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.


               (g) Shares of any series of the Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, shall return to the status of authorized but unissued shares of the Series Preferred Stock of the same series unless otherwise provided in the resolution or resolutions of the Board of Directors. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the requirements referred to in subparagraph (f) above. In case the number of shares of any such series of the Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof,


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resume the status of authorized but unissued shares of the Series Preferred
Stock, undesignated as to series.


              FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.


               SIXTH: TRANSACTIONS WITH STOCKHOLDERS

               A. Certain Purchases of Shares of the Corporation

               Any direct or indirect purchase or other acquisition by the Corporation of shares of any class of the Corporation's stock from any person or persons known by the Corporation to be an Interested Stockholder (as hereinafter defined) who has beneficially owned, directly or indirectly, any such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, requires the approval of a majority of the non-officer directors of the Corporation and the affirmative vote, to be solicited at the expense of such Interested Stockholder, of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or any other provision of this Certificate of Incorporation or the By-Laws of the Corporation or otherwise. Notwithstanding the foregoing, no such affirmative vote shall be required with respect to:


              (a) any offer to purchase made by the Corporation which is made on the same terms and conditions to holders of all shares of the same class of stock of the Corporation, and


               (b) any purchase by the Corporation of its stock at a price no higher than the higher of (i) the Closing Price (as hereinafter defined) on the on trading date immediately preceding the earlier of public disclosure of the repurchase or the signing of a definitive repurchase agreement and (ii) the average Closing Price during the 20 trading days immediately preceding the date of such disclosure or agreement.


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               The term "Closing Price" on the day in question means the
closing sale price on such day of a share of the Corporation's stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc. or if the stock is not listed on the New York Stock Exchange, Inc., on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 (the 'Exchange Act"), on which the stock is listed, or if the stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of the stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the market value of the stock as determined in good faith by a majority of the non-officer directors of the Corporation present at a meeting of the Board of Directors at which a quorum is present.


               B.     Business Combinations with Substantial Stockholders

               In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section C of this Article SIXTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or any other provision of this Certificate of Incorporation or the By-Laws of the Corporation or otherwise.


               C. When Higher Vote is Not Required

               The provisions of Section B of this Article SIXTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the Corporation, if all of the conditions specified in either of the following Paragraphs I or 2 are met:


               1. APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been recommended by a majority (whether such recommendation is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Substantial Stockholder (as hereinafter defined) to become a Substantial Stockholder) of the Disinterested Directors (as hereinafter defined) present at a meeting of the Board of Directors at which a quorum is present.


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